Exhibit 10.49

                                    GUARANTY

         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, and to induce ABS SOS-Plus Partners Ltd. and Regenmacher Holdings, Ltd. (collectively, the "Holders"), to extend the maturity date on those certain 10% Senior Secured Debenture dated as of August 31, 2005 in the original principal amount of $1,000,000 (the "Notes") held by each Holder and issued by Intraop Medical Corporation, a Nevada corporation (the "Company"), from August 31, 2005 to September 30, 2008, Lacuna Hedge Fund LLLP (the "Guarantor") does hereby irrevocably and unconditionally guarantee the prompt, full and faithful performance and discharge when due of all sums due from Company to each Holder under the Notes which, as of the date hereof, each have a remaining principal balance of $500,000 (collectively, the "Guaranteed Obligations"). This Guaranty is absolute, unconditional, irrevocable and continuing and shall remain in effect until all Guaranteed Obligations shall have been paid, performed and discharged.

         Each Holder hereby confirms that the remaining principal balance under its Note is $500,000. Any amendment or modification to the Notes or Guaranteed Obligations shall require the consent of Guarantor. Each Holder may without notice assign this Guaranty in whole or in part. Guarantor may without notice assign this Guaranty to any affiliated entity. Prior to enforcing this Guaranty against Guarantor, each Holder shall proceed with and exhaust its remedies against Company with respect to satisfaction of the Guaranteed Obligations. This Guaranty may not be changed, modified or terminated orally and shall be deemed delivered and shall be construed, interpreted and enforced in accordance with and under the law of the State of Delaware without regard to conflict of laws. If any provision of this Guaranty or the application thereof is hereafter held invalid or unenforceable, the remainder of this Guaranty shall not be affected thereby, and, to this end, the provisions of this Guaranty are declared severable. The obligations of Guarantor hereunder shall be binding upon its successors and assigns and shall inure to the benefit of each Holder's successors and assigns.

         IN WITNESS WHEREOF, the undersigned Guarantor has executed and delivered this Guaranty on the 29th day of August, 2008.

                                    GUARANTOR:

                                    LACUNA HEDGE FUND LLLP


                                    By:   Lacuna Hedge GP LLLP
                                          Its General Partner


                                    By:   Lacuna, LLC
                                          Its General Partner


                                    By:   /s/ JK Hullett
                                          --------------
                                          JK Hullett
                                          Managing Director




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